USA MOBILITY, INC.
Arch Wireless, Inc.
USA Mobility
Wireless, Inc.
USA Mobility, Inc. and Subsidiaries
Legal Entity Chart
GTES, Inc.
(Canadian)
Metrocall Ventures, Inc.
Paging Network
Canadian
Holdings, Inc.
Madison Telecommunications
Holdings, Inc.
(Canadian)
Paging Network
of Canada, Inc.
(Canadian)
10%
GTES, LLC
100%
P
H
H
H
P – Parent Company
H – Holding Company
O – Operating Company
CO – Canadian Operating Company
CO
CO
CO
Amcom Software, Inc.
Commtech Wireless Pty Ltd
(Australian Corp)
0
Amcom Software Middle
East, Inc.
Exhibit 21
58